                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in each of Registration Statements No. 333-22571 and No. 333-93209 of Edge Petroleum Corporation (the "Company") on Form S-8 and in Registration Statement No. 333-79759 of the Company on Form S-3 of our report dated March 19, 2001 appearing in the Annual Report on form 10-K of the Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in each such Registration Statement and in each Prospectus to which any such Registration Statement relates.



/s/ Deloitte & Touche LLP

Houston, Texas
March 27, 2002